SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
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The Saratoga Advantage Trust

(Name of Registrant as Specified in Its Charter)

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2)            Aggregate number of securities to which transaction applies:

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James Alpha Global Real Estate Investments Portfolio Level I Script

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the James Alpha Global Real Estate Investments Portfolio. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for October 11, 2016.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Trustees is unanimously recommending a vote “In Favor” of the proposals.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is unanimously recommending a vote “In Favor” of the proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the James Alpha Global Real Estate Investments Portfolio before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	9-27-16

September 27, 2016

James Alpha Global Real Estate Investments Portfolio

Level I Machine Script

Hello.

I am calling on behalf of your investment with the James Alpha Global Real Estate Investments Portfolio.

The Special Meeting of Shareholders is scheduled to take place on October 11, 2016. All shareholders are being asked to consider and vote on important matters. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-967-0271 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

MUTUAL FUND PROXY FACT SHEET FOR:

JAMES ALPHA GLOBAL REAL ESTATE INVESTMENTS PORTFOLIO
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 15, 2016	1616 N. LITCHFIELD ROAD
Mail Date	AUGUST 29, 2016	SUITE 165
Meeting Date	OCTOBER 11, 2016 @ 9:00 AM PDT	GOODYEAR, ARIZONA 85395
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 5	Inbound Line	1-800-967-0271
Cusip Number	SEE PAGE 5	Website	www.saratogacap.com

What are shareholders being asked to vote on?

  To approve a new investment advisory agreement between The Saratoga Advantage Trust, on behalf of the James Alpha Global Real Estate Investments Portfolio, and Ascent Investment Advisors, LLC.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

  To approve a new sub-advisory agreement between Ascent Investment Advisors, LLC and Ranger Global Real Estate Advisors, LLC for the James Alpha Global Real Estate Investments Portfolio.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

  To implement a “manager of managers” structure permitting the James Alpha Global Real Estate Investments Portfolio’s primary investment adviser, in the future, to select and contract with investment sub-advisers for the James Alpha Global Real Estate Investments Portfolio after obtaining the approval of the Board of Trustees, but without obtaining shareholder approval.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

  To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposal 1, 2 or 3.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

JAA: James Alpha Advisors, LLC                      Ascent: Ascent Investment Advisors, LLC

AIP: Ascent Investment Partners, LLC             Ranger: Ranger Global Real Estate Advisors, LLC

Portfolio: James Alpha Global Real Estate Investments Portfolio

New Advisory Agreement: Proposed new investment advisory agreement between The Saratoga Advantage Trust, on behalf of the Portfolio, and Ascent

New Sub-Advisory Agreement: Proposed new sub-advisory agreement between Ascent and Ranger for the Portfolio

1940 Act: Investment Company Act of 1940, as amended

PROPOSAL 1: To approve the New Advisory Agreement.

Why are shareholders being asked to approve the New Advisory Agreement?

The Board is proposing the approval of the New Advisory Agreement because on or before October 28, 2016, the equity owners of Ascent are expected to complete a transaction in which JAA will become the

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indirect parent company of Ascent. The 1940 Act requires that investment advisory agreements with investment companies automatically terminate upon their assignment. Shareholders of the Portfolio are therefore being asked to approve the New Advisory Agreement in order to ensure that Ascent will be able to continue its management of the Portfolio without interruption.

Will fees increase as a result of the New Advisory Agreement?

The Proposal to approve the New Advisory Agreement does not seek any increase in fees.

How will the New Advisory Agreement affect my shares?

Approval of the New Advisory Agreement will not alter the number of shares you own in the Portfolio.

Will the investment objective and portfolio manager changes as a result of the New Advisory Agreement?

The Portfolio’s investment objective will not change as a result of the approval of the New Advisory Agreement, and the Portfolio’s current portfolio manager will continue to manage the Portfolio.

How does the New Advisory Agreement differ from the current investment advisory agreement?

The New Advisory Agreement is substantially identical to the current investment advisory agreement except for the fact that it explicitly authorizes Ascent to hire sub-advisers, at its own expense, to manage all, or a portion of, the Portfolio’s assets and that it allows for termination by the Trust at any time or by Ascent on 180 days written notice as opposed to 60 days’ notice by either party in the current investment advisory agreement.

If approved by shareholders, when will the New Advisory Agreement become effective?

If shareholders approve Proposal 1, the New Advisory Agreement will become effective immediately upon the completion of the transaction in which JAA will become the indirect parent company of Ascent.

If approved, how long would the New Advisory Agreement remain in effect?

The New Advisory Agreement shall be in effect for an initial term of two years. Thereafter, if not terminated, the New Advisory Agreement shall continue in effect from year to year thereafter with respect to the Portfolio, provided it is approved, at least annually, in the manner required by the 1940 Act.

What will happen if shareholders do not approve the New Advisory Agreement?

If the New Advisory Agreement is not approved by shareholders, then the Board will take such action as it deems necessary and in the best interests of the Portfolio and its shareholders, which may include further solicitation of shareholders or liquidation of the Portfolio.

Can you provide me with additional information of the Transaction?

Currently, Ascent is wholly owned by AIP, in which JAA owns approximately 45.84% and the remainder is owned by Andrew J. Duffy, CFA, the Portfolio’s portfolio manager, and several other individuals and entities. After the Transaction, it is expected that AIP will be approximately 99.68% owned by JAA and therefore JAA will become the indirect parent company of Ascent. Separately, the current owners of AIP other than JAA are expected to assume ownership positions in Ranger. Under the 1940 Act, the change

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in the equity ownership of 25% or more of an investment adviser or its parent may result in a “change of control” of that adviser and constitute an “assignment” of any existing advisory agreements.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To approve the New Sub-Advisory Agreement.

Why are shareholders being asked to approve a new sub-advisory agreement between Ascent and Ranger for the Portfolio?

On or before October 28, 2016, the current equity owners of AIP other than JAA are expected to relinquish their ownership positions in AIP and assume ownership positions in Ranger. Andrew J. Duffy, CFA, the Portfolio’s primary portfolio manager, is expected to leave Ascent and join Ranger at that time as its President and Chief Investment Officer. Ascent and the Board believe that the Portfolio would be best served by being able to continue to rely on Mr. Duffy as the primary portfolio manager. Accordingly, you are being asked to approve the New Sub-Advisory Agreement so that Mr. Duffy will be able to continue to provide advisory services, through Ranger, to the Portfolio without interruption.

What will happen if shareholders do not approve the New Sub-Advisory Agreement?

If the New Sub-Advisory Agreement is not approved by shareholders, then the Board will take such action as it deems necessary and in the best interests of the Portfolio and its shareholders, which may include further solicitation of shareholders or liquidation of the Portfolio.

Will fees increase as a result of the New Sub-Advisory Agreement?

Ranger will be paid by Ascent out of its advisory fee, so there will be no additional fees or expenses to the Portfolio.

How will the New Sub-Advisory Agreement affect me as a shareholder?

As with the New Advisory Agreement, the Portfolio and its investment objectives will not change as a result of the New Sub-Advisory Agreement, and you will still own the same shares in the same Portfolio. Approval of the New Sub-Advisory Agreement will also help to provide for continuity of the management of the Portfolio.

Can you provide me with additional information on Ranger?

Ranger is a newly formed investment adviser registered with the U.S. Securities and Exchange Commission. Mr. Duffy and certain other Ranger employees have served as officers and employees of Ascent, the Portfolio’s current investment adviser, since the Portfolio’s inception. Ranger expects to benefit from the experience of Mr. Duffy and these employees in operating Ranger and sub-advising the Portfolio.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

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PROPOSAL 3: To implement a “manager of managers” structure permitting the Portfolio’s primary investment adviser, in the future, to select and contract with investment sub-advisers for the Portfolio after obtaining the approval of the Board of Trustees, but without obtaining shareholder approval.

What are shareholders being asked to approve?

The Trust has received an exemptive order granting relief from certain provisions of the 1940 Act that generally require that shareholders of a mutual fund approve an investment advisory agreement for the fund and any material amendments to an existing investment advisory agreement. Under the exemptive order, and if approved at this time by the Portfolio’s shareholders, Ascent will be authorized, subject to approval by the Board, to evaluate, select and retain new sub-advisers for the Portfolio or modify the Portfolio's existing sub-advisory agreement without obtaining further approval of the Portfolio's shareholders whenever Ascent and the Board believe such actions will benefit the Portfolio and the shareholders.

Why are shareholders being asked to implement a “manager of managers” structure?

Providing Ascent with the flexibility to perform its duties without incurring the unnecessary delay and expense of obtaining a shareholder vote will enable the Portfolio to operate more efficiently. The Board of Trustees will still be required to approve any new sub-advisers and whenever a new sub-adviser is retained, or an existing sub-advisory agreement is modified, much of the same the information that would previously have been required to be provided in a proxy statement will still be communicated to shareholders in a Multi Manager Information Statement.

How will the Portfolio benefit from implementation of a “manager of managers” structure?

Currently, in order for Ascent to appoint a sub-adviser or materially modify a sub-advisory agreement, the Trust must call and hold a shareholder meeting of the Portfolio, create and distribute proxy materials, and solicit votes from the Portfolio's shareholders. This process is time-intensive, costly and slow and the cost would be borne by the Portfolio. Without the delay inherent in holding shareholder meetings, the Portfolio would be able to act more quickly and with less expense to appoint a sub-adviser when the Trustees and Ascent feel that such appointment would benefit the Portfolio.

How will implementation of a “manager of managers” structure affect my investment?

Shareholder approval of this proposal will not result in any increase or decrease in the total amount of investment management fees paid by the Portfolio. If the Portfolio implements this policy, the level of management services provided to the Portfolio by Ascent will not be changed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3

PROPOSAL 4: To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposal 1, 2 or 3.

Why are shareholders being asked to approve this proposal?

The purpose of this proposal is to allow the holder of proxies solicited hereby to vote the shares represented by proxies in favor of adjournment of the Meeting to a later time, in order to allow more

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time to solicit additional proxies, as necessary if there are insufficient votes at the time of the Meeting to approve any of Proposals 1, 2 or 3.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4

NAME OF FUND	CUSIP	CLASS	TICKER
James Alpha Global Real Estate Investments Portfolio	803431 428	A	JAREX
James Alpha Global Real Estate Investments Portfolio	803431 386	C	JACRX
James Alpha Global Real Estate Investments Portfolio	803431 410	I	JARIX

PHONE:	To cast your vote by telephone with a proxy specialist, call the number listed on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 11:00 p.m.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/jamesalpha.pdf

September 27, 2016

For Internal Distribution Only	Page 5